U.S. WIRELESS DATA, INC.
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                        Delivering The New Standard            Wireless Express
                        In Transaction Processing               Payment Service
                        ---------------------------


          U.S. WIRELESS DATA CONCLUDES PRIVATE EQUITY FINANCING TO FUND
                       IMPLEMENTATION OF NEW BUSINESS PLAN


New York, NY - June 1, 2000 - U.S. Wireless Data, Inc. (OTCBB: USWDA), whose proprietary technology brings together three rapidly growing industries - transaction processing, wireless data transport and the Internet - to enable wireless transaction processing, announced today that it has closed on the final portion of its previously announced private offering of securities to accredited investors, bringing total gross proceeds to $55.8 million.

This is the final closing for securities offered under this private placement, and completes a funding led by ComVest Capital Partners (the investment affiliate of Commonwealth Associates) and a syndicate of investors, including Sandler Capital Management, RS Investment Management, Archery Capital, Shea Ventures, Orbitex Management, and Winfield Capital. A number of officers and directors of the Company also participated in the offering. Commonwealth Associates acted as financial advisor and placement agent in connection with the offering.

Hannah Stone, a partner at Sandler Capital, commented on the firm's investment. "We believe that U.S. Wireless Data is well positioned to capitalize on its integral role as the gateway for wireless transaction processing. As demand for wireless data explodes, the Company's technology and management team also have the ability to pursue opportunities in other complementary vertical markets."

Dean M. Leavitt, USWD's CEO, stated, "It was gratifying to see the response to our equity offering and the capital market's endorsement of our technology and growth strategy. We have made important strides over the past year, with limited resources, to position the company to capitalize on the emerging demand for wireless transaction processing. We now have the capital and personnel infrastructure to accelerate our strategy to make U.S. Wireless Data the dominant player in this arena."

USWD's strategy is to establish the Company's Wireless Express Payment Service ("WEPS") as the global standard for wireless point-of-sale ("POS") transaction processing. WEPS provides for a seamless interface between wireless POS terminals and credit card processors. The speed and mobility offered by WEPS has the potential to open up vast new markets that have historically not accepted card payments, including quick service restaurants, delivery services and the transportation industry, to name a few.

Central to the Company's strategy is its position as a neutral enabler of wireless transaction services to the payment processing industry. Specifically, USWD remains neutral with respect to terminal manufacturers, wireless carriers and card processors. WEPS is designed to serve as a gateway joining all parties in a wireless POS transaction by delivering transactions over major wireless carriers to transaction processors that have established WEPS connectivity. In addition, WEPS' Internet-based tools offer on-line, real-time transaction monitoring and reporting, remote diagnostics and automated terminal activation.


Note: The securities referred to above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements: Except for historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties. While the management of the Company believes that current expectations reflect reasonable assumptions, actual results could vary materially depending on risks and uncertainties including, but not limited to: success of the Company's new business plan; market acceptance of the Company's products; the Company's requirement for additional capital; the failure to execute definitive agreement with potential strategic alliance partners; technological change; system capacity constraints or system failures; the ability of the Company to develop new distribution channels; or competition. The Company assumes no obligation to update this information. The reports filed by the Company pursuant to United States securities laws contain a detailed discussion of these factors and certain other risks to which the Company is subject. Management of the Company advises the reader to review these reports (which are available from the United States Securities and Exchange Commission's EDGAR database at http://www.sec.gov and at various other reference facilities in the United States).

Company Contact:                            Investor Relations Contact:
Dean M. Leavitt                             Lippert/Heilshorn & Associates, Inc.
Chairman and CEO                            John Nesbett/William Walkowiak, CFA
(212) 750-7766                              (212) 838-3777
                                            elisa@lhai.com